Exhibit 10.8

4901 Bakers Mill Lane

Richmond, Virginia 23230

[Date]

[Name]

[Address]

RE: Employee Performance-Based Stock Unit (PSU) Inducement Award Agreement

Dear Participant:

As a material inducement for you to accept an offer of employment with LL Flooring Holdings, Inc. (the “Company”), the Company has granted to you an Award of Stock Units. This Performance-Based Stock Unit Inducement Award Agreement (this “Award Agreement”) and the Award granted hereunder is made outside the terms of the LL Flooring Holdings, Inc. 2023 Equity Compensation Plan (the “Plan”) and the share reserve thereunder, as an “employment inducement award” within the meaning of NYSE Manual 303A.08. Notwithstanding the foregoing, subject to the terms and conditions herein, the Award will be governed by the terms and conditions set forth in the Plan as if it had been granted under the Plan. The provisions of the Plan are hereby incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

This Award and the Plan are administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) and the Committee shall have all the rights and discretion with respect to the administration of this Award and Award Agreement as it has under the terms and conditions of the Plan. You and the Company agree that this Award is granted under and governed by the terms and conditions of this Award Agreement, and will otherwise be subject to the Plan and will be governed as if it had been granted under the Plan, other than with respect to the share reserve under the Plan, which will not be affected by this Award. You have reviewed the Plan and this Award Agreement and fully understand all provisions of the Award Agreement, including the Plan. A copy of the Plan will be provided to you upon request.

1.
Grant. In consideration of your agreements contained in this Award Agreement, the Company hereby grants to you the following number of Stock Units (the “Stock Units”) (collectively the “Target Number” of Stock Units) as of the following date (the “Grant Date”), each Stock Unit corresponding to one share of the common stock of the Company, par value $.001 per share (the “Stock”).

Grant Date	[Date]
Target Number of Stock Units Granted	[Number]

Subject to the terms and conditions of the Plan and this Award Agreement, each Stock Unit represents an unsecured promise of the Company to deliver, and your right to receive, one share of the Stock of the Company at the time and on the terms and conditions set forth herein. As a holder of Stock Units, you only have the rights of a general unsecured creditor of the Company. The Stock Units are subject to the performance and employment-based vesting restrictions and other terms set forth in this Award Agreement and the Plan. Until the performance and employment-based vesting restrictions have lapsed and the Stock Units are to be settled, the Stock Units are forfeitable and nontransferable.

2.
Vesting. The Award of Stock Units is subject to the following performance and employment-based vesting terms and conditions:
(a)
Except as otherwise set forth herein, the Stock Units shall be considered performance-based (“Performance-Based”) and shall become vested and payable with respect to that number of Stock Units subject to this Award Agreement that correlates to the performance objective achieved for the three-year performance period beginning January 1, 2023 and ending December 31, 2025 (the “Performance Period”) set forth on the attached Exhibit A, as determined by the Committee in its sole discretion, provided you remain continuously employed by the Company from the Date of Grant through the end of the Performance Period. Notwithstanding the foregoing, none of the Stock Units shall become vested and payable if the performance objective for the Performance Period set forth on Exhibit A is not achieved at or above the designated levels set forth therein.
(b)
Upon a Change in Control before the end of the Performance Period, the Stock Units subject to this Award Agreement shall become eligible to vest and become payable with respect to the Target Number of Stock Units. In the event no provision is made for the continuance, assumption or substitution by the Company or its successor in connection with a Change in Control of the Stock Units, then, contemporaneously with the Change in Control, the Stock Units shall become vested and payable with respect to the Target Number of Stock Units, to the extent not vested previously, subject to your continued employment with the Company until the date of the Change in Control. If provision is made for the continuance, assumption or substitution by the Company or its successor in connection with the Change in Control of the Stock Units subject to this Award Agreement, then the Stock Units shall become vested and payable with respect to the Target Number of Stock Units, to the extent not vested previously, subject to your continued employment with the Company through the last day of the Performance Period or, if earlier, contemporaneously with the termination of your employment with the Company if your employment is terminated by you for Good Reason or is terminated by the Company, and such termination is not a Termination for Cause, in each case on or after the Change in Control and on or before the end of the Performance Period. “Good Reason” and “Termination for Cause” are defined in Section 16 of this Award Agreement.
(c)
If you die or suffer a Disability (as determined by the Committee) while you are employed by the Company, and your employment with the Company is terminated as a result of such death or Disability prior to the end of the Performance Period (or, if earlier, prior to a

Change in Control in connection with which no provision is made for the continuance, assumption or substitution by the Company or its successor in connection with a Change in Control of the Stock Units), the Stock Units subject to this Award Agreement shall remain outstanding until the end of the Performance Period (or, if earlier, until a Change in Control in connection with which no provision is made for the continuance, assumption or substitution by the Company or its successor in connection with a Change in Control of the Stock Units) and shall become vested and payable as if you had remained employed with the Company until the end of the Performance Period (or, if earlier, a Change in Control in connection with which no provision is made for the continuance, assumption or substitution by the Company or its successor in connection with a Change in Control of the Stock Units), with respect to the number of Stock Units that otherwise would have become vested and payable through the end of the Performance Period or, if earlier, Change in Control, multiplied by a fraction, the numerator of which is the number of full months elapsed from the first day of the Performance Period until the last day of the month which includes the date of your death or Disability, and the denominator of which is the number of full months between the first day of the Performance Period and the last day of the Performance Period or, if earlier, the last day of the month which includes the date of a Change in Control in connection with which no provision is made for the continuance, assumption or substitution by the Company or its successor in connection with a Change in Control of the Stock Units). If you die or suffer a Disability (as determined by the Committee) while you are employed by the Company, and your employment with the Company is terminated as a result of such death or Disability after the end of the Performance Period, then, the Stock Units shall become vested and payable with respect to the number of Stock Units that are to become vested and payable for the Performance Period, notwithstanding your subsequent death or Disability. If you die or suffer a Disability (as determined by the Committee) while you are employed by the Company, and your employment with the Company is terminated as a result of such death or Disability before the end of the Performance Period and after the date of a Change in Control in connection with which provision is made for the continuance, assumption or substitution by the Company or its successor in connection with a Change in Control of the Stock Units, the Stock Units shall become vested and payable with respect to the Target Number of Stock Units multiplied by a fraction, the numerator of which is the number of full months elapsed from the first day of the Performance Period until the last day of the month which includes the date of your death or Disability, and the denominator of which is the number of full months in the Performance Period.
(d)
Except as otherwise set forth above, you must be employed by the Company on the relevant date for any Stock Units to become vested and payable. If your employment with the Company terminates for any reason other than your death or Disability, and other than by you for Good Reason or by the Company on or after a Change in Control and on or before the end of the Performance Period, and such termination is not a Termination for Cause, any rights you may have under this Award Agreement with regard to unvested Stock Units shall be null and void. Any rights you may have under this Award Agreement with regard to unvested Stock Units shall be forfeited and become null and void at the earliest time at which the Stock Units may no longer become vested and payable pursuant to the terms hereof. The date upon which the Stock Units become vested and payable shall be referred to as the “Vesting Date.”
3.
Settlement of Award. Subject to the terms of Section 2 above, the Company shall issue to you one share of Stock for each Stock Unit that has become vested and payable under Section 2 above and shall deliver to you such shares of Stock as soon as practicable (and within thirty

(30) days) after the Vesting Date. In its sole discretion, the Company may elect to deliver the Stock to you by book-entry in the Company’s books or by electronic delivery to a brokerage account established for your benefit at a financial/brokerage firm selected by the Company. You agree to complete and sign any documents and take any additional action that the financial/brokerage firm designated by the Company may request to enable the Company to deliver the Stock on your behalf.
4.
Cash Dividends. For so long as you hold outstanding Stock Units under this Award Agreement, if the Company pays any cash dividends on its Stock, then the Company will pay to you in cash for each outstanding Stock Unit covered by this Award Agreement as of the record date for such dividend, less any required withholding taxes, the per share amount of such dividend that you would have received had you owned the underlying shares of Stock as of the record date of the dividend if, and only if, the Stock Units become vested and payable and the related shares of Stock are issued to you pursuant to the terms of this Award Agreement. In that case, the Company shall pay such cash amounts to you, less any required withholding taxes, at the same time the related shares of Stock are delivered to you. The additional payments pursuant to this Section 4 shall be treated as a separate arrangement.
5.
Forfeiture and Repayment Provision. If the Committee determines, in its sole discretion, that you have, at any time, willfully engaged in conduct that is harmful to the Company, the Committee may declare that all or a portion of this Award is immediately forfeited. If the Committee determines, in its sole discretion, that you have willfully engaged in conduct that is harmful to the Company, you shall repay to the Company all or any shares of Stock owned by you as a result of this Award Agreement or all or any of the amount realized as a result of the sale of Stock awarded to you under this Award Agreement, along with the gross amount, before withholdings, of any cash dividends paid to you under this Award Agreement, to the extent required by the Committee. Repayment or forfeiture required under this Section shall be enforced by the Board or its delegate, in the manner the Board or its delegate determines to be appropriate. Your acceptance of the Stock Units reflected in this Award Agreement constitutes acceptance of the forfeiture and repayment provisions of this Section.
6.
Rights as a Shareholder. Except as set forth in Section 4 above, you shall not have any rights as a shareholder with respect to shares of Stock subject to these Stock Units until issuance of the shares of Stock.
7.
Transfer Restrictions. You may not sell, assign, transfer, pledge, hypothecate or encumber the Stock Units awarded to you under this Award Agreement prior to the time such Stock Units become fully vested and payable in accordance with this Award Agreement and the shares of Stock are issued to you.
8.
Fractional Shares. A fractional share of Stock will not be issued and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.
9.
Adjustments. If the number of outstanding shares of Stock is increased or decreased as a result of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, or other change in the Company’s capitalization without the receipt of consideration by the Company, the number and kind of your unvested Stock Units shall be proportionately adjusted by the Committee, whose determination shall be binding.
10.
Notices. Any notice to be given to the Company under the terms of this Award Agreement shall be addressed to the Corporate Secretary at LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230. Any notice to be given to you shall be addressed to you at the address set forth above or your last known address at the time notice is sent. Notices shall be deemed to have been duly given if mailed first class, postage prepaid, addressed as above.
11.
Applicable Withholding Taxes. No Stock Units shall become vested and payable until you have paid to the Company the amount that must be withheld under federal, state and local income and employment tax laws or you and the Company have made satisfactory arrangements for the payment of such taxes. As a condition to the settlement of the Award, you shall be required to pay any required withholding taxes attributable to the Award in cash or cash equivalent acceptable to the Committee. However, the Company in its discretion may, but is not required to, allow you to satisfy any such applicable withholding taxes (but only for the minimum required withholding that would not result in adverse financial accounting consequences) (i) by allowing you to surrender shares of Stock that you already own, (ii) through a cashless transaction through a broker, (iii) by means of a “net settlement” procedure, (iv) by such other medium of payment as the Committee shall authorize or (v) by any combination of the allowable methods of payment set forth herein.
12.
Applicable Securities Laws. You may be required to execute a customary written indication of your investment intent and such other agreements the Company deems necessary or appropriate to comply with applicable securities laws. The Company may delay grant of the Award, and any delivery of shares of Stock to be issued under the Award, until you have executed such indication or agreements.
13.
Acceptance of Stock Units. By signing this Award Agreement, you indicate your acceptance of the Stock Units and your agreement to the terms and conditions set forth in this Award Agreement which, together with the terms of the Plan (which are incorporated herein by reference), shall become the Company’s Award Agreement with you. You also hereby acknowledge that a copy of the Plan has been made available and agree to all of the terms and conditions of the Plan (which are incorporated herein by reference), as it may be amended from time to time. Unless the Company otherwise agrees in writing, the Stock Units granted under this Award Agreement will not become vested or payable if you do not accept this Award Agreement by signing this Award Agreement within thirty (30) days after the Grant Date.
14.
Clawback. The Stock Units are subject to such clawback as may be determined under the Company’s Clawback Policy (as such Clawback Policy is in effect from time to time) or as may be required by any applicable law, government regulation or stock exchange listing requirement. Your acceptance of the Stock Units reflected in this Award Agreement constitutes acceptance of the clawback provisions described in this Section 14. This Section 14 is intended to comply with Section 954 of Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all regulations and rulemaking thereunder and should be interpreted accordingly.
15.
Binding Effect. This Award Agreement shall be binding upon and inure to the benefit of your legatees, distributees, and personal representatives and the successors of the Company. Any references herein to the Company shall include any successor company.

16.
Definitions. For purposes of this Award Agreement:
(a)
“Good Reason” shall have the same meaning as under any employment, severance or change in control agreement between you and the Company, or if no such employment or severance agreement exists or such agreement does not contain any such definition, “Good Reason” shall mean your voluntary termination of employment with the Company based on (i) the company’s failure to pay or provide, or a material reduction in, your base salary or annual target bonus opportunity, or (ii) a material reduction in your responsibilities within the Company, provided you give the Company which employs you notice of any event or condition that would constitute "Good Reason" within thirty (30) days of the event or condition which would constitute "Good Reason," and upon receipt of such notice the Company shall have thirty (30) days to remedy such event or condition, and if such event or condition is not remedied within such thirty (30)-day period, any termination of employment by you for "Good Reason" must occur within sixty (60) days after the period for remedying such condition or event has expired.
(b)
“Termination for Cause” shall mean termination of your employment for “Cause” as defined under any employment, severance or change in control agreement between you and the Company or, if no such agreement exists or such agreement does not contain any such definition, “Cause” shall mean your (i) personal dishonesty, (ii) fraud, (iii) willful or repeated misconduct, (iv) gross negligence, (v) breach of a fiduciary duty to the Company, (vi) intentional failure to perform your duties, (vii) material violation of Company, (viii) unsatisfactory performance of your job duties; provided, however, that in such instances where the Company, at its sole discretion, deems such unsatisfactory performance curable, the Company shall give such notice and opportunity to cure as the Company deems reasonable, (ix) material noncompliance with financial reporting requirements under federal securities laws, (x) conviction of or plea of guilty or “no contest” to a felony or crime of moral turpitude under the laws of the United States or any state thereof, and/or (xi) action or inaction that materially diminishes or impairs the goodwill or reputation of the Company.
17.
Section 409A. This Award is intended to be exempt from Section 409A of the Code as a short-term deferral, because settlement of the Award is to occur later than 2½ months after the later of (i) the end of the Company’s fiscal year in which the Stock Units become vested or (y) the end of the calendar year in which the Stock Units become vested. Notwithstanding the preceding, the Company shall not be liable to you or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any payments hereunder are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.
18.
No Right to Continued Employment. Neither the Plan, the granting of this Award nor any other action taken pursuant to the Plan or this Award constitutes or is evidence of any agreement or understanding, express or implied, that the Company will retain you as an employee or other service provider for any period of time or at any particular rate of compensation.

IN WITNESS WHEREOF, the Company has caused this Performance-Based Stock Unit Inducement Award Agreement to be signed on its behalf by its duly-authorized officer on the day and year first indicated above.

LL FLOORING HOLDINGS, INC.

By:
Name:
Title:

LL FLOORING HOLDINGS, INC.
PERFORMANCE-BASED
STOCK UNIT INDUCEMENT AWARD AGREEMENT

Exhibit A

Subject to the provisions of this award Agreement, the number of stock units covered by this award Agreement that will vest and become payable BASED ON Performance ACHIEVED FOR THE PERFORMANCE PERIOD will be determined AS FOLLOWS:

[Performance Criteria to be Approved by the Compensation Committee at Grant Each Year]